UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2015

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 21, 2015, Kelly Services, Inc. (the “Company”) announced the appointment of Olivier Thirot as Senior Vice President and Chief Financial Officer, effective as of January 1, 2016. Mr. Thirot, age 54, had assumed the role of acting Chief Financial Officer of the Company in March 2015.

Mr. Thirot is currently a party to an employment agreement effective as of April 1, 2008, as amended, with Kelly Services Management Sàrl, a subsidiary of the Company (“Kelly Switzerland”). In connection with his appointment, Mr. Thirot and Kelly Switzerland on December 17, 2015 entered into an assignment agreement supplementing Mr. Thirot’s existing employment agreement with respect to his service as an executive officer of the Company.

In accordance with the assignment agreement, beginning in 2016, Mr. Thirot will be entitled to an annual base salary of CHF 496,673, payable in 12 equal monthly installments. Mr. Thirot will also be eligible to participate in the Company’s Short Term Incentive Plan, with a target cash bonus opportunity equal to 75% of his annual base salary, and to continue to participate in the Company’s Long Term Incentive Plan.

A copy of the press release announcing the appointment of Mr. Thirot is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement between Kelly Services Management Sàrl and Olivier Thirot dated as of April 1, 2008, as amended by the First Addendum to Employment Agreement dated as of June 25, 2013.

10.2	Assignment Agreement between Kelly Services Management Sàrl and Olivier Thirot dated as of December 17, 2015.

99.1	Press Release dated December 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: December 22, 2015	/s/ James M. Polehna
James M. Polehna
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Kelly Services Management Sàrl and Olivier Thirot dated as of April 1, 2008, as amended by the First Addendum to Employment Agreement dated as of June 25, 2013.

10.2	Assignment Agreement between Kelly Services Management Sàrl and Olivier Thirot dated as of December 17, 2015.

99.1	Press release dated December 21, 2015.